SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Second Amendment to Amended and Restated Management Agreement (this “Amendment”) is entered into effective as of November 7, 2022 (the “Effective Date”) by and between AFC Gamma, Inc., a Maryland corporation (together with its subsidiaries, the “Company”) and AFC Management, LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Company and the Manager entered into the Amended and Restated Management Agreement, dated as of January 14, 2021, as amended by the First Amendment, dated March 10, 2022 (as amended, the “Management Agreement”), under which the Company has retained the Manager to administer the business activities and day-to-day operations of the Company and to perform services for the Company in the manner and on the terms set forth therein; and

WHEREAS, the Company and the Manager desire to amend the Management Agreement in certain respects as more fully set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager, intending to be legally bound hereby, agree as follows:

1.All capitalized terms not defined in this Amendment shall have the meanings assigned to them in the Management Agreement.

2.Effective on the Effective Date, the Investment Guidelines, as set forth on Exhibit A to the Management Agreement, is hereby amended (a) to delete the red stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~) and (b) to add the blue underlined text (indicated textually in the same manner as the following examples: underlined text), in each case, as set forth in the marked copy of the Exhibit A to the Management Agreement attached hereto as Annex I, and made a part hereof for all purposes.

3.Except as expressly modified by this Amendment, the Management Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Management Agreement shall be deemed to be a reference to the Management Agreement as modified by this Amendment.

4.The provisions of Section 16 of the Management Agreement are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein.

5.This Amendment may be executed by the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the Effective Date.

    AFC GAMMA, INC.
    By: /s/ Brett Kaufman
    Name: Brett Kaufman
    Title: Chief Financial Officer and Treasurer

    AFC MANAGEMENT, LLC
    By: /s/ Leonard M. Tannenbaum
    Name: Leonard M. Tannenbaum
    Title: Manager

[Signature Page To Second Amendment]

Annex I

Amended Investment Guidelines

[See attached.]

Investment Guidelines

1. No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code.

2. No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act.

3. No investment shall be made that would cause the Company to violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company (excluding for purposes of this clause, the federal prohibition under the U.S. Controlled Substances Act of the cultivation, processing, sale or possession of cannabis or parts of cannabis including the sale or possession of cannabis paraphernalia, advertising the sale of cannabis, products containing cannabis or cannabis paraphernalia, or controlling or managing real estate on which cannabis is trafficked, as long as such investments are in compliance with applicable state law) or of any securities exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Company’s Governing Instruments.

4. The Company’s investments shall be in (i) first lien loans secured by mortgages to (A) cannabis operators in states that have legalized medical and/or adult use cannabis (the “Cannabis Investments”), and (B) businesses that are not related to the cannabis industry, (ii) the ownership of non-cannabis related real property assets, and (iii) mortgage-backed securities, in each case subject to the restrictions set forth in paragraphs 1 through 3 above.

~~4. The Company’s investments shall be in the Investments.~~ Notwithstanding the foregoing, this paragraph 4 shall not prohibit the Manager from causing the Company to invest in (i) debt securities (including seller notes) with characteristics similar to the ~~Target~~Cannabis Investments, or (ii) the types of assets described in paragraph 5 below until appropriate investments ~~in the Target Investments~~described in this paragraph 4 are identified.

5. Until appropriate investments ~~in the Target Investments~~ are identified, the Manager may cause the Company to invest its available cash in interest-bearing, short-term investments, including money market accounts or funds, commercial ~~mortgage backed~~mortgage-backed securities, corporate bonds, ~~and other investments,~~debt and equity interests of ~~real estate investment trusts,~~REITs and other investments, in each case subject to the requirements ~~for the Company’s qualification as a REIT under the Code~~ set forth in paragraphs 1 through 3 above.

6. All investments by the Company require the approval of the Investment Committee.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board (which must include a majority of the Independent Directors) and the Manager without the approval of the Company’s stockholders.